UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2020

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2020, The Children’s Place, Inc. (the “Company”) and certain of its subsidiaries entered into a Credit Agreement dated October 5, 2020 with Crystal Financial LLC, as Lender, Administrative Agent and Collateral Agent, (the “Credit Agreement”) providing for an $80 million term loan (the “Term Loan”). The net proceeds from the Term Loan, after deducting related fees and expenses, will be used to repay borrowings under the Company’s Amended and Restated Credit Agreement dated May 9, 2019, as amended, with Wells Fargo, National Association (“Wells Fargo”), Bank of America, N.A., HSBC Business Credit (USA) Inc. and JPMorgan Chase Bank, N.A., as lenders and Wells Fargo, as Administrative Agent, Collateral Agent and Swing Line Lender (the “ABL Credit Facility”).

The Term Loan (i) matures on the earlier of October 5, 2025 and the maturity date under the ABL Credit Facility, currently in May 2024, (ii) bears interest, payable monthly, at the greater of (1) the three month LIBOR Rate published in the Wall Street Journal and (2) 1.00%, plus 7.75% or 8.00% depending on the average excess availability of credit under the ABL Credit Facility, adjusted quarterly, and (iii) amortizes by (x) 5.00% per annum payable quarterly beginning with the fiscal quarter ending on or around July 31, 2021 through the fiscal quarter ending on or around April 30, 2022, (y) 7.50% per annum payable quarterly beginning with the fiscal quarter ending on or around July 31, 2022 through the fiscal quarter ending on or around April 30, 2023, and (z) 10.00% per annum payable quarterly thereafter.

The Term Loan is secured by a first priority security interest in the Company’s intellectual property, certain furniture, fixtures and equipment, and pledges of subsidiary capital stock (collectively, the “Term Loan Collateral”), and a second priority security interest in the collateral, including inventory, securing the ABL Credit Facility. In connection with the Term Loan, the lenders under the ABL Credit Facility were granted a second priority security interest in the Term Loan Collateral and entered into an intercreditor agreement with the Term Loan lender. The Term Loan is guaranteed, subject to certain exceptions, by each of the Company’s subsidiaries that guarantee the ABL Credit Facility.

The Term Loan is, in whole or in part, prepayable any time and from time to time, at prepayment premiums specified in the Credit Agreement (subject to certain exceptions), plus accrued and unpaid interest.

Among other covenants, the Credit Agreement limits the ability of the Company and its subsidiaries to incur certain liens, to incur certain indebtedness, including under the ABL Credit Facility, to make certain investments, acquisitions, dispositions or restricted payments, or to change the nature of its business. These covenants are substantially the same covenants as provided in the ABL Credit Facility.

The Credit Agreement contains customary events of default, which include (subject in certain cases to customary grace and cure periods), nonpayment of principal or interest, breach of other covenants in the Credit Agreement, failure to pay certain other indebtedness, including under the ABL Credit Facility, and certain events of bankruptcy, insolvency or reorganization.

Also on October 5, 2020, the Company entered into Amendment No. 2 to the ABL Credit Facility (the “Amendment”). The Amendment provides for certain changes that permit the Term Loan and align the terms of the ABL Credit Facility with the Credit Agreement.

The Credit Agreement and the Amendment are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Credit Agreement, the Term Loan and the Amendment are qualified in their entirety by reference to such exhibits.

A copy of the press release announcing that the Company entered into the Credit Agreement and the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1.

2

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a Director. On October 5, 2020, the Company appointed Tracey R. Griffin to the Company’s Board of Directors and as a member of the Audit Committee effective immediately. Ms. Griffin will hold office until the annual meeting of stockholders of the Company to be held in 2021. Ms. Griffin is an independent director and qualifies as an “audit committee financial expert” under applicable SEC rules.

Ms. Griffin currently serves as the Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online custom framing brand and has held that position since November 2019. Prior to Framebridge, Ms. Griffin held the position of Chief Financial Officer of the lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Ms. Griffin served as Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016. From October 1994 to October 2014, Ms. Griffin served in various positions at McKinsey & Company, and as a Senior Partner since June 2010, where she focused on retail and consumer goods. Ms. Griffin, who is 55 years old, currently serves on the board of directors of ADT Inc. and the board of the non-profit organization Partnership for Healthier America, where she is the Chairman of the Finance and Audit Committee, and has previously served on the Board and Strategy Committee of United Negro College Fund. She holds a bachelor’s degree in Finance from Georgetown University and an MBA from Stanford University.

There is no arrangement or understanding between Ms. Griffin and any other person pursuant to which Ms. Griffin was appointed as a director of the Company. Ms. Griffin will be eligible to participate in all non-management director compensation plans and arrangements available to the Company’s other independent directors. Accordingly, on the date of her appointment as a director, Ms. Griffin was granted time-based restricted stock units under the Company’s 2011 Equity Incentive Plan (the “Plan”) representing 1,397 shares of the Company’s common stock, par value $0.10 per share, which shares are deliverable to Ms. Griffin on the first anniversary of the date of grant, subject to the terms and conditions of the Plan.

A copy of the press release announcing the appointment of Ms. Griffin as a director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.2.

Appointment of Chief Operating Officer. On October 5, 2020, the Company announced that Leah Swan Chief Administrative Officer has assumed the title of Chief Operating Officer with continuing responsibility for Store Operations, Information Technology, Human Resources, Real Estate, Enterprise Transformation and Risk. Michael Scarpa continues as Chief Financial Officer. Ms. Swan and Mr. Scarpa both continue to report to Jane Elfers, President and Chief Executive Officer.

Ms. Swan joined the Company in 2016. She has over 25 years’ of experience in the retail industry, holding Senior Vice President roles at Ross Stores and Gap Inc., and earlier in her career holding management positions with Williams Sonoma and The Walt Disney Company. Ms. Swan earned a Bachelor of Arts degree from the University of Canberra of Australia.

3

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit 4.1	Credit Agreement dated as of October 5, 2020 among the Company, certain of its subsidiaries and Crystal Financial LLC
Exhibit 4.2	Joinder and Second Amendment dated as of October 5, 2020 to the Amended and Restated Credit Agreement and Other Loan Documents dated May 9, 2019 among the Company, certain of its subsidiaries and certain banks.
Exhibit 99.1	Press Release dated October 6, 2020
Exhibit 99.2	Press Release dated October 6, 2020
Exhibit 104	Cover Pages Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

4

Forward Looking Statements

This Current Report on Form 8-K, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting a remote learning model, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

5

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name: Title:	Jane Elfers President and Chief Executive Officer

6